                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           MONARCH DENTAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                     [MONARCH DENTAL CORPORATION LETTERHEAD]


                                                                     May 4, 2001


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Monarch Dental Corporation (the "Annual Meeting") to be held on Thursday, June 7, 2001, at 1:30 p.m., local time, at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas.

         The Annual Meeting has been called for the purpose of (i) electing one Class I Director for a three-year term, (ii) amending the Company's Certificate of Incorporation to effectuate a one-for-six reverse stock split and (iii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on April 18, 2001 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors of the Company recommends that you vote "FOR" the election of the nominee of the Board of Directors as a Director of the Company and "FOR" the proposed reverse stock split.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.


                                   Sincerely,



                                   W. Barger Tygart
                                   President and Chief Executive Officer

                     [MONARCH DENTAL CORPORATION LETTERHEAD]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON THURSDAY, JUNE 7, 2001


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Monarch Dental Corporation (the "Company") will be held on Thursday, June 7, 2001, at 1:30 p.m., local time, at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas (the "Annual Meeting"), for the purpose of considering and voting upon:

         1.       The election of one Class I Director for a three-year term;

         2. The approval of an amendment to the Company's Certificate of Incorporation to effectuate a one-for-six reverse stock split; and

         3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on April 18, 2001 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.


                                 By Order of the Board of Directors,



                                 Lisa K. Peterson
                                 Secretary and Chief Financial Officer


Dallas, Texas
May 4, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                     [MONARCH DENTAL CORPORATION LETTERHEAD]


                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS


                      TO BE HELD ON THURSDAY, JUNE 7, 2001


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Monarch Dental Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 7, 2001 at 1:30 p.m., local time, at the Crowne Plaza Hotel, 14315 Midway Road, Addison Texas, and any adjournments or postponements thereof (the "Annual Meeting").

         At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

         1. The election of one Class I Director for a three-year term, such term to continue until the annual meeting of stockholders in 2004 and until such Director's successor is duly elected and qualified;

         2. The approval of an amendment to the Company's Certificate of Incorporation to effectuate a one-for-six reverse stock split; and

         3. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

         The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about May 4, 2001 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on April 18, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 12,961,000 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 633 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

         The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominee as a Director of the Company. Abstentions and broker non-votes will not be counted as voting with respect to the election of the Director nominee and, therefore, will not have an effect on the election of the Director nominee.

         The affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote on the matter is required for the approval of the proposed reverse stock split, which requires amending the Company's Certificate of Incorporation. Broker non-votes and abstentions will be counted as voting against the proposed reverse stock split.

         STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR LISTED IN THIS PROXY STATEMENT AND "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT THE PROPOSED REVERSE STOCK SPLIT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF A DIRECTOR AND THE PROPOSED REVERSE STOCK SPLIT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

         Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

         The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2000 ("Fiscal 2000"), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of five members and is divided into three classes, with one Director in Class I, two Directors in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

         At the Annual Meeting, one Class I Director will be elected to serve until the annual meeting of stockholders in 2004. The Board of Directors has nominated Dr. John E. Maupin, Jr. for re-election as a Class I Director. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Dr. Maupin as a Director. The nominee has agreed to stand for re-election and to serve, if elected, as a Director. However, if the person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominee as a Director of the Company.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE OF THE BOARD OF DIRECTORS AS A DIRECTOR OF THE COMPANY.

                         INFORMATION REGARDING DIRECTORS

         The Board of Directors of the Company held twenty (20) meetings during Fiscal 2000. During Fiscal 2000, each of the incumbent Directors then serving as a Director attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member. The Board of Directors has established an Audit Committee (the "Audit Committee"), a Compensation and Option Committee (the "Compensation Committee") and a Nominating Committee (the "Nominating Committee"). The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's annual operating results, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants' independence. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the Company's 1999 Stock Option and Grant Plan and 1996 Stock Option and Incentive Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans. The Nominating Committee is responsible for identifying, interviewing and recommending to the full Board of Directors new candidates to serve as Directors of the Company. Stockholders of the Company seeking to nominate candidates as directors at an annual meeting of stockholders must satisfy the timing and informational requirements set forth in the Company's by-laws as described under "Submission of Stockholder Proposals for 2002 Annual Meeting" below. The Audit Committee currently consists of Dr. John
E. Maupin, Jr., Glenn E. Hemmerle and Allan S. Huston and held one meeting during Fiscal 2000. The Compensation Committee currently consists of Dr. Maupin, Mr. Hemmerle and Mr. Huston and held two meetings during Fiscal 2000. The Nominating Committee currently consists of Dr. Maupin and Dr. Warren F. Melamed and did not hold any meetings during Fiscal 2000.

         Non-employee directors (the "Independent Directors") receive an annual fee of $20,000 plus a fee of $1,000 for each meeting of the Board of Directors or a committee thereof that they attend in person and $300 for each meeting that they attend by telephone conference.

         Each current Independent Director other than Mr. Huston acquired 10,000 shares of restricted Common Stock or options to purchase 10,000 shares of Common Stock in connection with joining the Board. Mr. Huston received an option to purchase 20,000 shares of Common Stock in connection with joining the Board. The Company intends to grant options to purchase approximately 20,000 shares of Common Stock to Independent Directors who join the Board in the future.

         Prior to joining the Company as Chief Executive Officer in October 2000, Mr. Tygart served as a consultant to the Company in addition to his role as a Director. Pursuant to his consulting agreement with the Company, Mr. Tygart agreed to provide up to twelve days of consulting services a year in exchange for an annual consulting fee of $60,000. In Fiscal 2000, Mr. Tygart received an aggregate consulting fee of $45,000 pursuant to this agreement.

         Set forth below is certain information regarding the Directors of the Company as of March 21, 2001, including the Class I Director who has been nominated for the election at the Annual Meeting, based on information furnished by them to the Company.


                                                          DIRECTOR
NAME                                              AGE      SINCE
----                                              ---     --------
CLASS I-TERM EXPIRES 2001

John E. Maupin, Jr., D.D.S.*(1)(2)(3) ........     54       1997

CLASS II-TERM EXPIRES 2002

W. Barger Tygart .............................     65       1999
Warren F. Melamed, D.D.S.(2) .................     54       1983

CLASS III-TERM EXPIRES 2003

Glenn E. Hemmerle(1)(3) ......................     55       1996
Allan S. Huston(1)(3) ........................     57       2001

----------
*  Nominee for re-election.

(1)  Member of the Audit Committee.

(2)  Member of the Nominating Committee.

(3)  Member of the Compensation Committee.

         The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below.

         Glenn E. Hemmerle has served as a Director of the Company since August 1996. He has served as the President and Chief Executive Officer of Miracle-Ear, Inc., an international retailer of hearing aids, since January 2000. Prior to joining Miracle-Ear, Inc., he served as the President and Chief Executive Officer of The Johnny Rockets Group, Inc., a restaurant-chain operator, from February 1997 to April 1999, the President and Chief Executive Officer of Pearle Vision, Inc., a retail eyeglass company, from July 1994 to November 1996, and as the President and Chief Executive Officer of Crown Books Inc., a retail bookseller, from 1992 to July 1994. Mr. Hemmerle is also a director of The Bombay Company, a retail furniture company.

         Allan S. Huston has served as a Director of the Company since March 2001. He has served as co-chairman of Tri J Capital Partners LLC, a venture capital firm investing in restaurant and retail businesses, since August 1998. Previously, he served as President and Chief Executive Officer of Pizza Hut, Inc., a national restaurant chain operator, from 1992 to 1996 and President of KFC International, a national restaurant chain operator, from 1990 to 1992. Prior to 1990, Mr. Huston held various positions with Pizza Hut, Inc., Pepsi Cola Bottling Group, Frito Lay, Inc. and Proctor and Gamble Company.

         John E. Maupin, Jr., D.D.S. has served as a Director of the Company since September 1997. He has served as the President of Meharry Medical College in Nashville, Tennessee since July 1994. Prior to July 1994, Dr. Maupin was the Executive Vice President of the Morehouse School of Medicine in Atlanta, Georgia. Dr. Maupin is also a director of Life Point Hospitals, Inc., a national hospital corporation, American General

Series Portfolio Company, an open end investment company, and U.S. LIFE Income Fund, Inc., a closed end investment company.

         Warren F. Melamed, D.D.S. founded the Company in 1983 and served as its President and Chief Dental Officer until December 1998, when he resigned from these positions. Dr. Melamed served as Chairman of the Board of the Company until October 2000, when he resigned from this position and currently serves as a Director of the Company.

         W. Barger Tygart has served as Chief Executive Officer of the Company since October 2000 and as a Director of the Company since February 1999. Prior to accepting employment with the Company, he has served as the President and Chief Executive Officer of E-Tygart Consulting Group, an e-commerce consulting firm, from May 1999 to October 2000. Previously, Mr. Tygart had served as Vice Chairman of the Board of Directors of J.C. Penney Company, Inc. ("J.C. Penney"), a clothing retailer, from November 1997 until his retirement from J.C. Penney in July 1998. Mr. Tygart had previously served as President and Chief Operating Officer of J.C. Penney from January 1995 to November 1997, Senior Executive Vice President from 1992 to January 1995, Executive Vice President from 1987 to 1992 and in various other positions with J.C. Penney since 1960.


                     AUDIT COMMITTEE REPORT TO SHAREHOLDERS

         The Board of Directors has established an Audit Committee, whose members during Fiscal 2000 were Mr. Hemmerle, Dr. Maupin and Mr. Tygart (until he joined the Company as an employee in October 2000). In March 2001, Mr. Huston became a member of the Audit Committee upon becoming a Director of the Company and filled the position vacated by Mr. Tygart. The Board of Directors has determined that the members of the Audit Committee are "independent" under the rules of The Nasdaq Stock Market, Inc. The Board of Directors approved a written charter for Fiscal 2000, which is included in this proxy statement as Exhibit A.

         With respect to Fiscal 2000, the Audit Committee:

         o reviewed and discussed the audited financial statements with the Company's management;

         o discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

         o discussed with Arthur Andersen LLP its independence and received from it disclosures regarding its independence.

         Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the U.S. Securities and Exchange Commission.

PRINCIPAL ACCOUNTING FIRM FEES

         The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, Arthur Andersen LLP.


Audit Fees                                                              $175,650
Financial Information System and Implementation Fees                           0
All Other Fees                                                           263,635
                                                                        --------
                                                                        $439,285

         "All Other Fees" consisted primarily of fees for the preparation of the federal, state and local tax returns for the Company and its subsidiaries and affiliated companies. The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the auditor's independence.

                                          AUDIT COMMITTEE

                                          Glenn E. Hemmerle
                                          Allan S. Huston
                                          John E. Maupin, Jr., D.D.S.


                                   PROPOSAL 2
             APPROVAL OF THE COMPANY'S PROPOSED REVERSE STOCK SPLIT

         The Board of Directors has determined and declared that it is advisable, and is therefore submitting to you for your approval, a proposed amendment to the Certificate of Incorporation that will exchange each six shares of the Company's issued and outstanding Common Stock into one new share of post split common stock, par value $.01 per share (the "Post Split Common Stock"). The text of the proposed certificate of amendment is set forth in Exhibit B to this Proxy Statement. The Company's shares of authorized preferred stock will not be affected by the proposed reverse stock split. Presently there are no outstanding shares of preferred stock. If the stockholders of the Company approve this proposal, then the reverse stock split will become effective as of 5:00 p.m. on the close of business, on the date that the certificate of amendment to the Company's Certificate of Incorporation is filed with the Secretary of the State of Delaware (the "Effective Date"). If for any reason the Board of Directors deems it advisable, the proposed amendment may be abandoned at any time before the Effective Date, whether before or after the Annual Meeting (even if the proposal has been approved by the stockholders).

         New shares of Post Split Common Stock will be issued in connection with the reverse stock split. As soon as practicable after the Effective Date, the Company will send a letter to each holder of record of a stock certificate or certificates which represent issued Common Stock outstanding on the Effective Date. The letter will instruct you on how to surrender your certificate(s) to Mellon Investor Services L.L.C., the Company's transfer agent, in exchange for certificates representing the number of shares of the Post Split Common Stock into which your shares of Common Stock have been converted as a result of the reverse stock split. You will not receive any new certificates or, if applicable, cash payment for fractional interests, until you have surrendered your old certificate(s) together with a completed and executed form letter (which the Company will provide, along with the instructions) to the transfer agent.

         The Board of Directors of the Company recommends that you vote FOR the proposed amendment to the Company's Certificate of Incorporation that, if approved, will effect a one-for-six reverse stock split of the Company's
Common Stock.

PURPOSES AND EFFECT OF REVERSE STOCK SPLIT

         On January 11, 2001, The Nasdaq Stock Market, Inc. ("NASDAQ") notified the Company that the Company would not remain eligible for continued listing on The Nasdaq SmallCap Market unless its Common Stock demonstrated compliance with NASDAQ's $1.00 minimum bid price requirement during the 90-day period ending April 11, 2001. On April 12, 2001, NASDAQ notified the Company that the Company's stock price did not maintain compliance with NASDAQ's minimum bid price requirement during the 90-day period ended April 11, 2001. On April 18, 2001, the Company requested a panel hearing as permitted by applicable NASDAQ procedures. NASDAQ notified the Company that the request was granted and set the hearing date for June 1, 2001. However, there is no assurance that the Company will not be delisted either before or after the panel hearing. At the hearing, the Company will need to provide a definitive plan to achieve near term compliance with the continued listing requirements and to sustain such compliance over an extended period of time. The Company intends to present a plan to effectuate a one-for-six reverse stock split of the Company's Common Stock. The Company's continued listing on the NASDAQ SmallCap Market is subject to maintaining a closing bid price at or above $1.00 per share over a sustained period as well as demonstrating compliance with all of the other NASDAQ SmallCap Market continued listing requirements. The Board believes that if the proposed amendment is approved at the Annual Meeting and the reverse stock split is effected, the Company should regain compliance with the $1.00 per share minimum bid price required to remain listed on the NASDAQ SmallCap Market. However, the Company cannot guarantee that these conditions will be met and that the Company will not be delisted from the NASDAQ SmallCap Market, that even with the reverse stock split it will meet all of the NASDAQ SmallCap Market's continued listing criteria, or that the price for shares of the Company's Common Stock after the reverse stock split will be six times the price for shares immediately before the split or will be maintained for any period of time.

         The delisting of the Company's Common Stock from the NASDAQ SmallCap Market could adversely affect the liquidity of the Company's Common Stock. If the Company's Common Stock were to be delisted from the NASDAQ SmallCap Market, it would likely be quoted in the "pink sheets" maintained by the National Quotation Bureau, Inc. or the OTC Bulletin Board maintained by NASDAQ. If the Company's Common Stock is listed on the OTC Bulletin Board or the pink sheets, then the spread between the bid and ask price of shares of the Company's Common Stock is likely to be greater than at present and stockholders may experience a greater degree of difficulty engaging in trades of shares of the Company's Common Stock.

         As long as the Company's Common Stock has a market price of less than $5.00 per share, if it is not traded on NASDAQ and another exception is not available, it will be considered a "penny stock" within the meaning of relevant SEC regulations. Under these regulations, any transaction involving a penny stock, unless exempt, requires the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. These penny stock rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers to sell the Company's securities in the secondary market, particularly if the Company is delisted from the NASDAQ SmallCap Market.

         In addition, the Board of Directors believes that the present market price of the Company's Common Stock makes it less attractive to members of the financial community and the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it or a company's reputation in the financial community. However, in practice, this is not necessarily the case, as many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Certain policies and practices of the securities industry also may tend to discourage individual brokers within brokerage firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low priced stock because the brokerage commission on a sale of low priced stock generally represents a higher percentage of the sales price than the commission on higher priced issues. The reverse stock split may lessen these adverse effects if it results in a higher price per share of the Company's Post Split Common Stock.

         The Board of Directors believes that the decrease in the number of shares of Post Split Common Stock outstanding as a consequence of the proposed reverse stock split and the resulting anticipated increased price level could encourage greater interest in the Post Split Common Stock by the financial community and promote greater liquidity for the holders of the Post Split Common Stock. It is possible, however, that liquidity could be affected adversely by the reduced number of shares outstanding after the proposed reverse stock split.

         The Board of Directors caution you that the effect of the reverse stock split upon the market prices for the Company's Post Split Common Stock cannot be accurately predicted. In particular, there is no assurance that the market prices for the Company's Post Split Common Stock will be six times the market prices immediately prior to the reverse stock split. Furthermore, the Company cannot be certain that the proposed reverse stock split will achieve the desired results which have been outlined above, nor can the Company be certain that the reverse stock split will not adversely impact the market price of the Post Split Common Stock or, alternatively, that any increase in the market price of the Company's Post Split Common Stock immediately after the reverse stock split will be sustained. In addition, the reverse stock split may have the effect of creating odd lots of stock for some stockholders, i.e., a number of shares less than 100. Odd lots may be more difficult to sell or have higher brokerage commissions associated with their sale.

         A further effect of the reverse stock split would be adjustments in the number of shares granted and reserved under the Company's stock option plans and employee stock purchase plan. These plans provide that the number of shares granted and/or reserved thereunder are to be adjusted appropriately to give effect to any reverse stock split.

         As a result of the reverse stock split, the number of shares of Common Stock which you hold as of the close of business on the Effective Date will be equal to the number of shares you hold immediately prior to the close of business on the Effective Date divided by six, ignoring any fractional shares resulting from the reverse stock split which will be converted into cash as a result of the transfer agent's sale of any fractional shares. The number of shares of Post Split Common Stock issued and outstanding will be reduced. The reverse stock split will not affect your percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the payment of cash in lieu of fractional shares. The terms of the Company's Common Stock and preferred stock, and the rights and privileges of the holders of such shares, will be unaffected by the reverse stock split.

         No script or fractional share certificates for the new shares of Post Split Common Stock will be issued in connection with the reverse stock split. Instead, a certificate or certificates evidencing the aggregate of all fractional shares otherwise issuable will be issued to the Company's transfer agent or its nominee, as agent for the accounts of all holders of the Post Split Common Stock otherwise entitled to have a fraction of a share issued to them in connection with the reverse stock split. The Company's transfer agent will sell the fractional interests as soon as practicable on the basis of prevailing market prices of the Company's Post Split Common Stock on the NASDAQ SmallCap Market at the time of sale. After the Effective Date, the transfer agent will pay to such stockholders, promptly after they have surrendered their stock certificate(s), their pro rata share of the net proceeds derived from the sale of their fractional interests. Stockholders will not have to pay any service charges or brokerage commissions in connection with the sale of fractional interests. The Company will bear those costs.

         Dissenting stockholders will not have appraisal rights under Delaware law or under the Company's Certificate of Incorporation or By-laws.

         The Company's Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the Company's Common Stock under the Exchange Act and the Company has no current intention of terminating its registration under the Exchange Act.

EXCHANGE OF STOCK CERTIFICATES AND ELIMINATION OF FRACTIONAL SHARES

         As soon as practicable after the Effective Date, the Company will ask you to exchange your stock certificates ("Old Certificates") for new certificates ("New Certificates") representing the number of shares of the Post Split Common Stock into which your shares of Common Stock have been converted as a result of the reverse stock split or, if applicable, cash payment (for fractional shares). At the appropriate time the Company will furnish you with the necessary materials and instructions for the surrender and exchange of your stock certificates by the Company's transfer agent. The Company will not require any stockholder to exchange his or her certificate(s) of old Common Stock for Post Split Common Stock. You will not be required to pay a transfer or other fee in connection with the exchange of certificates. You should not submit any certificates to the Exchange Agent until requested to do so.

         As discussed above, no scrip or fractional share certificates for the Post Split Common Stock will be issued in connection with the reverse stock split. Instead, a certificate or certificates evidencing the aggregate of all fractional shares otherwise issuable shall be issued to the Company's transfer agent or its nominee, as agent for the accounts of all holders of the Post Split Common Stock otherwise entitled to have a fraction of a share issued to them in connection with the reverse stock split. The Company's transfer agent will sell the fractional interests as soon as practicable on the basis of prevailing market prices of the Post Split Common Stock on the NASDAQ SmallCap Market at the time of sale. After the Effective Date, the transfer agent will pay to such stockholders their pro rata share of the net proceeds derived from the sale of their fractional interests upon surrender of their stock certificate(s). You will not have to pay any service charges or brokerage commissions in connection with the sale of fractional interests. The Company will bear all such costs.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

         The following is a general discussion of the material federal income tax consequences of the proposed reverse stock split. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to you as a holder of the Company's Common Stock. It is also not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules. Furthermore, the following discussion is based upon federal income tax law as currently in effect. Please consult with your own tax advisor regarding the federal, state, local and foreign tax consequences of the reverse stock split.

         The Company believes that the reverse stock split will constitute a reorganization within Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, you will recognize no gain or loss upon your exchange of old shares of Common Stock for shares of the Post Split Common Stock. If however, you receive cash in respect of a fractional share of the Post Split Common Stock, you will generally be treated as having received that cash as a distribution in redemption of the fractional share, as provided in Section 302 of the Code. You should consult your own tax advisor for the tax effect of such redemption (i.e., capital gain or dividend treatment) in light of your particular facts and circumstances.

         Your aggregate basis in the shares of Post Split Common Stock you receive in exchange for the old Common Stock will equal your aggregate adjusted basis in your shares of old Common Stock immediately prior to the reverse stock split, reduced by the amount of cash, if any, that you receive in exchange for fractional interests and increased by any gain you recognize as a result of the receipt of that cash. Your holding period for the Post Split Common Stock will include your holding period for your old shares of Common Stock which you exchanged for the new shares, provided that all such shares exchanged were held as capital assets immediately prior to the reverse stock split.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote on the matter is required for the approval of the proposed reverse stock split, which requires amending the Company's Certificate of Incorporation.

           THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR
               THE APPROVAL OF THE PROPOSED REVERSE STOCK SPLIT.

                               EXECUTIVE OFFICERS

         The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below (unless previously set forth above) as of January 1, 2001.


         NAME                       AGE   POSITION
         ----                       ---   --------
         W. Barger Tygart...........65    President and Chief Executive Officer
         Lisa K. Peterson  .........42    Chief Financial Officer and Secretary

----------

         Lisa K. Peterson has served as the Chief Financial Officer of the Company since August 1999. Prior to joining the Company, she served as Chief Financial Officer of Viacom Retail Stores, Inc., a subsidiary of Viacom, Inc., a diversified entertainment company, from April 1997 to June 1999 and in several senior financial positions with Pearle Vision, Inc., a retail eyeglass company, from 1991 to April 1997.

         Each of the officers holds his or her respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.


                             EXECUTIVE COMPENSATION

         The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three years to the Company's Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during Fiscal 2000 (the "Named Executive Officers").

SUMMARY COMPENSATION

         SUMMARY COMPENSATION. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Named Executive Officers during each of the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE




                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                                 ------
                                                                               SECURITIES
                                                                               UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR        SALARY($)      BONUS($)      OPTIONS (SHARES)     COMPENSATION($)
---------------------------        ----        ---------      ---------     ----------------     ----------------
W. Barger Tygart(1)                 2000         83,077             --           53,000                  147(2)
   President and
   Chief Executive Officer
Gary W. Cage(3)                     2000        316,110             --          100,000            1,152,764(4)
   Former President and             1999        223,350        150,000               --                2,364(4)
   Chief Executive Officer          1998        211,538             --           50,000                2,000(4)

Lisa K. Peterson(5)                 2000        175,337         70,192           25,000              170,798(6)
   Chief Financial Officer          1999         67,308         22,000           25,000                   23(6)
   and Secretary


(1) Mr. Tygart became the Company's President and Chief Executive Officer in October 2000. Prior to that date, he was affiliated with the Company as a Director and a consultant, but not as an employee.

(2) Consists of group term life insurance premiums of $147 paid by the Company.

(3) Mr. Cage resigned as the Company's President and Chief Executive Officer in October 2000.

(4) Consists of severance payments of $1,000,511 in 2000, retention payments of $150,000 in 2000, a matching contribution by the Company to Mr. Cages' 401(k) amount of $2,000 and group term life insurance premiums of $253 in 2000; a matching contribution by the Company to Mr. Cage's 401(k) account of $2,000 and group term life insurance premiums of $364 in 1999, and a matching contribution by the Company to his 401(k) account of $2,000 in 1998.

(5)    Ms. Peterson joined the Company in August 1999.

(6) Consists of retention payments of $168,739 in 2000, a matching contribution by the Company to Ms. Peterson's 401(k) account of $2,000 and group term life insurance premiums of $59 in 2000, and group term life insurance premiums of $23 in 1999.

         OPTION GRANTS. The following table sets forth certain information concerning the individual grant of options to purchase Common Stock of the Company to the Company's Named Executive Officers who received such grants during Fiscal 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                              INDIVIDUAL GRANTS
                                              -----------------
                           NUMBER OF
                          SECURITIES       PERCENT OF        EXERCISE                  POTENTIAL REALIZABLE VALUES AT ASSUMED
                          UNDERLYING      TOTAL OPTIONS      PRICE PER                ANNUAL RATES OF STOCK PRICE APPRECIATION
                            OPTIONS        GRANTED TO          SHARE                               FOR OPTION TERM(1)
                           GRANTED        EMPLOYEES IN                   EXPIRATION                ------------------
NAME                        (#)(2)         FISCAL YEAR        ($/SH)        DATE                 5%($)        10%($)
----                      ----------      -------------      ----------  ----------            --------      --------
Gary W. Cage               100,000              45.4%        $  2.719       4/18/01            $170,996      $433,339
Lisa K. Peterson            25,000              11.4%        $  2.4375       5/8/10            $ 38,323      $ 97,119
W. Barger Tygart            20,000               9.1%        $  4.125        2/9/09            $ 51,884      $131,484
                            50,000              22.7%        $  0.84375    10/18/10            $ 26,531      $ 67,236
                             3,000               1.4%        $  1.8125       1/3/10            $  3,420      $  8,666


(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Company's Common Stock.

(2) All options are subject to the employee's continued employment or affiliation with the Company as a Director or consultant. All options were granted at fair market value as determined by the Compensation Committee of the Board of Directors of the Company on the date of grant.

         OPTION EXERCISES AND OPTION VALUES. The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers of the Company who held such options at December 31, 2000. No Named Executive Officer of the Company exercised any options to purchase Common Stock during Fiscal 2000.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES


                                         NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                    UNDERLYING UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                      AT DECEMBER 31, 2000(#)(1)          AT DECEMBER 31, 2000($)(1)(2)
                                    ------------------------------        -----------------------------
                                      EXERCISABLE  UNEXERCISABLE           EXERCISABLE  UNEXERCISABLE
                                      -----------  -------------           -----------  -------------
Gary W. Cage                            281,250           --                    --           --
Lisa K. Peterson                          6,250       43,750                    --           --
W. Barger Tygart                         81,000       15,000                    --           --

----------

(1) All options are subject to the employee's continued employment. All options were granted at fair market value as determined by the Compensation Committee of the Board of Directors of the Company on the date of grant.

(2) None of these options were in-the-money based on the last reported sale price on the Nasdaq SmallCap Market on December 29, 2000 ($0.50 per share).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for the oversight of all of the Company's compensation policies and practices including benefits and perquisites. Compensation is defined as base salary, all forms of variable pay and pay-for-performance, stock options and restricted stock or any other plans directly or indirectly related to the Company's stock. Members of the Compensation Committee will be appointed from the Board of Directors annually at the first meeting of the Board following the annual meeting of stockholders. Not less than a majority of the Compensation Committee will consist of outside directors. It is also envisioned that the composition of the Compensation Committee will reflect the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 as in effect from time to time.

         Compensation Philosophy. The objective of the Company's Compensation Committee is to provide compensation that will attract and retain executives, motivate each executive toward the achievement of the Company's short and long-term financial goals and objectives and recognize individual contributions as well as overall business results. In order to achieve this objective, the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation (base salary, bonus and stock option grants) and the compensation package as a whole. In general, the Compensation Committee believes that total compensation should reflect both the relative performance of the Company among its peer group of dental practice management companies and other public companies of similar size as well as the Company's performance as measured against its own financial objectives. The Company's objectives include quantitative factors that directly improve the Company's short-term financial performance and qualitative factors that strengthen the Company's ability to enhance profitable growth over the long-term, such as demonstrated leadership ability, management development, insuring compliance with laws, regulations and Company policies, and anticipating and responding to changing market and economic conditions.

         Compensation of Gary W. Cage, the Company's former Chief Executive Officer. Mr. Cage's salary in Fiscal 2000 was determined based in large part on the terms of his employment agreement with the Company. Mr. Cage's regular compensation for Fiscal 2000 through his resignation in October 2000 consisted of salary payments of $316,110 and retention payments of $150,000. In connection with his resignation, Mr. Cage also received severance payments of $1,000,511 pursuant to the terms of his employment agreement with the Company and a letter agreement entered into between Mr. Cage and the Company at the time of his resignation.

         Compensation of W. Barger Tygart, the Company's current Chief Executive Officer. Mr. Tygart was retained as the Company's interim Chief Executive Officer in October 2000 and became the Company's permanent Chief Executive Officer in November 2000. Mr. Tygart's base salary of $450,000 in Fiscal 2000 was determined by negotiations between Mr. Tygart and the Compensation Committee. In negotiating the level of Mr. Tygart's base salary, the Compensation Committee took into account the compensation paid to the chief executive officers of comparable companies as well as the difficulty in attracting another candidate with Mr. Tygart's expertise.

         Deductibility of Executive Compensation. Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code"), limited the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation other than in connection with a change of control of the Company. If the deductibility of executive compensation becomes a significant issue other than in connection with a change of control of the Company, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Committee determine that such action is in the best interests of the Company.


                                             COMPENSATION COMMITTEE

                                             Glenn E. Hemmerle
                                             Allan S. Huston
                                             John E. Maupin, Jr., D.D.S.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Since April 1996, all executive officer compensation decisions have been made by the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation for senior management and key employees of the Company, including salaries and bonuses. The current members of the Compensation Committee are Mr. Hemmerle, Mr. Huston and Dr. Maupin, none of whom is an employee of the Company.

SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock, with the total return of companies included within the Nasdaq National Market Composite Index and a peer group of companies described below that the Company selected for purposes of this comparison (the "Peer Group") for the period commencing July 18, 1997, and ending December 31, 2000. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq National Market Composite Index and the Peer Group on July 18, 1997, the date of the Company's initial public offering, and the reinvestment of all dividends.


[Table consisting of the following plot points connected by one line for each separate row below:

-------------------------------------------------------------------------------------------------
                                       7/18/1997   12/31/1997  12/31/1998  12/31/1999  12/29/2000
-------------------------------------------------------------------------------------------------
Monarch Dental Corp                      100.00      101.92       31.01       13.22        3.85
Customer Selected Stock List             100.00      134.27       69.90       31.84       10.97
NASDAQ Market Index                      100.00       98.95      139.56      246.14      154.71


The Customer Selected Stock List is made up of the following securities:

AMERICAN DENTAL PARTNERS, INC
CASTLE DENTAL CENTERS INC
COAST DENTAL SERVICES
INTERDENT INC.]


         The Peer Group is comprised of American Dental Partners, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc. and Interdent, Inc. The companies in the Peer Group are all engaged in the dental practice management line-of-business within the healthcare industry.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

         The Company has an employment agreement with Mr. Tygart. This agreement entitles Mr. Tygart to a minimum annual base salary of $450,000 and entitled Mr. Tygart to receive options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $0.84375 per share in October 2000. This agreement does not provide for the Company to make any severance payments upon the termination of Mr. Tygart's employment with the Company.

         The Company also has an employment agreement with Ms. Peterson that was entered into in connection with her joining the Company and was most recently amended in October 2000. This agreement entitles Ms. Peterson to a minimum annual base salary of not less than $182,500 prior to January 1, 2001 and $200,750 thereafter. This agreement also provides that Ms. Peterson will receive
(i) a pro-rated bonus with respect to the 2000 and 2001 fiscal years based on the number of days served equal to not less than forty percent of her base salary in such year, (ii) a stay bonus of approximately $64,000 in the aggregate payable in monthly installments from October 2000 through March 2001, and (iii) a special transaction bonus upon the occurrence of any sale of the Company based on the price per share of the Company's Common Stock payable to the Company's stockholders in any such sale. The agreement has an initial employment term ending on August 9, 2003 and automatically renews for one year periods thereafter. In the event of a termination of her employment with the Company without cause, upon a change in control of the Company, upon a termination of employment upon her resignation for good reason or for any reason other than termination by the Company for cause after March 31, 2001, the agreement provides for Ms. Peterson to receive severance equal to her annual base salary and bonus. Ms. Peterson has also agreed not to compete with the Company for a period of one-year following her termination.

         The Company had an employment agreement with Mr. Cage that expired upon his resignation in October 2000. This agreement entitled Mr. Cage to a minimum annual base salary of $300,000 in Fiscal 2000. This agreement also provided that Mr. Cage would receive (i) an additional bonus of $85,000 upon the execution of an amendment to this employment agreement in February 2000; (ii) a pro-rated bonus based on the number of days served for Fiscal 2000 equal to not less than fifty percent of his base salary; (iv) a stay bonus of $15,000 per month commencing in January 2000; and (v) a special transaction bonus upon the occurrence of any sale of the Company based on the price per share of the Company's Common Stock payable to the Company's stockholders in any such sale. In connection with Mr. Cage's resignation in October 2000, the Company entered into a letter agreement pursuant to which the Company agreed (i) to pay Mr. Cage his annual salary and all bonuses provided for under his employment agreement through December 31, 2000, (ii) to pay a special transaction bonus to Mr. Cage in the event a sale of the Company was consummated within fifteen months after the termination of his employment with the Company, (iii) to pay a severance payment equal to the amount Mr. Cage would have received pursuant to his employment agreement in the event he was terminated without cause by the Company or resigned for good reason, and (iv) to accelerate the vesting of options to purchase 100,000 shares of the Company's Common Stock that would have vested by their terms if Mr. Cage had remained with the Company through February 2001.

                              CERTAIN TRANSACTIONS

         In connection with Dr. Melamed's resignation from the Company effective on December 31, 1998, the Company entered into an agreement with Dr. Melamed which supplanted the terms of his existing employment arrangements. Pursuant to this agreement, the Company paid Dr. Melamed a lump-sum payment of $730,000 and has agreed to pay him an aggregate of $730,000 on a monthly basis through July 2001. In addition, the Company agreed to pay or reimburse Dr. Melamed for a number of perquisites and other benefits in an aggregate amount not to exceed $3,720 per month through July 2001. Pursuant to this agreement, the Company's Board of Directors also pledged to support Dr. Melamed's continued status as a Director and position as Chairman of the Board of Directors. Dr. Melamed voluntarily resigned as Chairman of the Board of Directors in October 2000. In exchange, Dr. Melamed agreed not to solicit proxies in connection with any vote of the Company's stockholders other than in his capacity as a Director of the Company and agreed to vote his shares of the Company's Common Stock on each matter submitted to a vote either in proportion to the votes cast by the Company's other stockholders or in accordance with the recommendation of the Company's Board of Directors, in each case through July 2001. Dr. Melamed also agreed not to engage in certain competitive activities in the dental industry without the Company's consent prior to February 5, 2001.

         The Company leases one facility from Dr. Melamed in connection with which the Company made aggregate lease payments of $73,745 to Dr. Melamed during Fiscal 2000. The Company believes that this lease is on terms and at a rate no less favorable to the Company than could have been obtained from an unaffiliated third party.

         The Company entered into a consulting agreement with Mr. Tygart in August 1999 pursuant to which he agreed to provide up to twelve days of consulting services a year in exchange for an annual consulting fee of $60,000. This agreement was terminated in connection with Mr. Tygart's becoming an employee of the Company in October 2000. In Fiscal 2000, Mr. Tygart received an aggregate consulting fee of $45,000 pursuant to this agreement.

         The Company has adopted a policy providing that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy will require that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market, Inc. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 2000, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDER

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table represents certain information about persons or entities known to the Company to own, directly or indirectly, more than five percent of the Company's Common Stock as of March 1, 2001.



                                                        SHARES BENEFICIALLY OWNED
                                                        -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                   NUMBER               PERCENT
------------------------------------               ---------------          -------
Warren F. Melamed, D.D.S.                          2,259,432(1)(2)           17.1%
17723 Cedar Creek Canyon Road
Dallas, Texas 75252

TA Associates Group                                1,617,178(3)(4)           12.5%
c/o TA Associates, Inc.
High Street Tower
125 High Street, Suite 2500
Boston, MA 02110-2720

----------

(1) The information reported is based upon a Schedule 13D/A filed with the Securities and Exchange Commission and delivered to the Company reporting beneficial ownership as of December 18, 2000.

(2) Includes 218,500 shares subject to options exercisable within 60 days. Does not include 252,330 shares held by irrevocable trusts for the benefit of members of Dr. Melamed's family of which Dr. Melamed is not a trustee, as to which shares Dr. Melamed disclaims beneficial ownership. Excludes 37,500 shares subject to options not exercisable within 60 days.

(3) The information reported is based upon a Schedule 13G filed with the Securities and Exchange Commission and delivered to the Company reporting beneficial ownership as of December 31, 2000.

(4)      Includes (i) 799,301 shares of Common Stock owned by Advent VII L.P.,
         (ii) 608,790 shares of Common Stock owned by Advent Atlantic and Pacific II L.P., (iii) 176,326 shares of Common Stock owned by Advent New York L.P., (iv) 28,783 shares of Common Stock owned by TA Venture Investors Limited Partnership, (v) 1,989 shares of Common Stock owned by TA Associates, Inc. and (vi) 1,989 shares of Common Stock owned by TA Associates Service Corporation. Advent VII L.P., Advent Atlantic and Pacific II L.P., Advent New York L.P., TA Venture Investors Limited Partnership, TA Associates, Inc. and TA Associates Service Corporation are part of an affiliated group of investment partnerships and other entities referred to, collectively, as the TA Associates Group. The general partner of Advent VII L.P. is TA Associates VII L.P. The general partner of Advent Atlantic and Pacific II L.P. is TA Associates AAP II Partners L.P. The general partner of Advent New York L.P. is TA Associates VI L.P. The general partner of each of TA Associates VII L.P., TA Associates AAP II Partners L.P. and TA Associates VI L.P. is TA Associates, Inc. and TA Associates Service Corporation is a wholly-owned subsidiary of TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors Limited Partnership; individually, no stockholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Principals and employees of TA Associates, Inc. comprise the general partners of TA Venture Investors Limited Partnership.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table represents certain information as to each director and Named Executive Officer of the Company as of March 1, 2001 (other than Dr. Melamed whose beneficial ownership is set forth above), based on representations to the Company by each director and Named Executive Officer with respect to such person's beneficial ownership. All individuals listed in the table have sole voting and investment power over the shares reported as owned unless otherwise indicated, subject to community property laws where applicable.



                                                                      SHARES BENEFICIALLY OWNED
                                                                      -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                      NUMBER   PERCENT
------------------------------------                                      ------   -------
Gary W. Cage(1) .....................................................    391,250       3.0%
W. Barger Tygart(2) .................................................     86,000         *
Glenn E. Hemmerle(3) ................................................     29,500         *
Allan S. Huston(4) ..................................................     20,000         *
John E. Maupin, Jr., D.D.S.(5) ......................................     13,500         *
Lisa K. Peterson(6) .................................................      6,250         *
All executive officers and directors as a group (7 persons)(7) ......  2,805,932      20.6%


----------

*        Less than 1%.

(1) Includes 281,250 shares subject to options exercisable until April 18, 2001.

(2) Constitutes 86,000 shares subject to options exercisable within 60 days. Excludes 10,000 shares subject to options not exercisable within 60 days.

(3) Includes 13,500 shares subject to options exercisable within 60 days. Excludes 2,500 shares subject to options not exercisable within 60 days.

(4) Constitutes 20,000 shares subject to options exercisable within 60 days.

(5) Constitutes 13,500 shares subject to options exercisable within 60 days. Excludes 2,500 shares subject to options not exercisable within 60 days.

(6) Constitutes 6,250 shares subject to options exercisable within 60 days. Excludes 43,750 shares subject to options not exercisable within 60 days.

(7)      Includes 639,000 shares subject to options exercisable within 60 days.

                                  MARKET VALUE

         On December 29, 2000, the closing price of a share of the Company's Common Stock on the Nasdaq SmallCap Market was $0.50.


                            EXPENSES OF SOLICITATION

         The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.


           SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Stockholder proposals intended to be presented at the Company's 2002 annual meeting of stockholders must be received by the Company on or before March 10, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy and should be mailed to: Secretary, Monarch Dental Corporation, 4201 Spring Valley Road, Suite 320, Dallas, Texas 75244.

         The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not included in the Company's proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company's Secretary at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than (i) the 15th day after the date of public disclosure of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.


                             INDEPENDENT ACCOUNTANTS

         The Company has selected Arthur Andersen LLP as the independent public accountants for the Company for the fiscal year ending December 31, 2001. The firm of Arthur Andersen LLP has served as the Company's independent public accountants since 1996. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.



         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                       EXHIBIT A

                           MONARCH DENTAL CORPORATION

                             AUDIT COMMITTEE CHARTER

I.       GENERAL STATEMENT OF PURPOSE

         The Audit Committee of the Board of Directors (the "Audit Committee") of Monarch Dental Corporation (the "Company") conducts on behalf of the Company's Board of Directors (the "Board") general oversight and monitoring of management's and the independent auditor's participation in the Company's financial reporting process and of the Company's procedures for compliance with legal and regulatory requirements related to this process. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence and performance of the Company's external independent auditor.

II.      AUDIT COMMITTEE COMPOSITION

         Commencing no later than June 14, 2001, the Audit Committee shall consist of at least three members who shall be appointed annually by the Board and shall satisfy the qualification requirements set forth in Rule 4310 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III.     MEETINGS

         The Audit Committee generally is to meet four times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.

IV.      AUDIT COMMITTEE ACTIVITIES

         The principal activities of the Audit Committee will generally include the following:

         A.       REVIEW OF CHARTER

         o Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

         B.       AUDITED FINANCIAL STATEMENTS AND ANNUAL AUDIT

         o Review the overall audit plan (both external and internal) with the independent auditor and the members of management who are responsible for maintaining the Company's accounts and preparing the Company's financial statements, including the Company's Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the "Senior Accounting Executive").

         o Review and discuss with management (including the Company's Senior Accounting Executive) and with the independent auditor:

                  (i) the Company's annual audited financial statements, including any significant financial reporting issues which have arisen in connection with the preparation of such audited financial statements;

                  (ii) the adequacy of the Company's internal financial reporting controls that could significantly affect the integrity of the Company's financial statements;

                  (iii) major changes in and other questions regarding accounting and auditing principles and procedures; and

                  (iv) the effectiveness of the Company's internal audit process (including evaluations of its Senior Accounting Executive and any other relevant personnel).

         o Review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and receive assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

         o Review and discuss with the independent auditor (outside of the presence of management) any problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response to that letter. This review shall include considering:

                  (i) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information; and

                  (ii) any changes required by the auditor in the scope or performance of the Company's internal audit.

         o Review and discuss major changes to the Company's auditing and accounting principles and practices as may be suggested by the independent auditor or management.

         o Discuss with the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

         o Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor's concerning the independent auditor's independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K.

         o Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, and review and discuss with the independent auditor the independent auditor's independence.

         o        Prepare the Audit Committee report required by Item 306 of
                  Schedule 14A of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

         C.       UNAUDITED QUARTERLY FINANCIAL STATEMENTS

         o Review and discuss with management and the independent auditor the Company's quarterly financial statements. Such review shall include discussions by the Chairman of the Audit Committee or the Audit Committee with the independent auditor of such issues as may be brought to the Chairman's or Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 71.

         D. MATTERS RELATING TO SELECTION, PERFORMANCE AND INDEPENDENCE OF INDEPENDENT AUDITOR

         o Recommend to the Board the appointment of the independent auditor.

         o Instruct the independent auditor that the independent auditor's ultimate accountability is to the Board and the Audit Committee as representatives of the Company's shareholders.

         o Evaluate on an annual basis the performance of the independent auditor and, if necessary in the judgement of the Audit Committee, recommend that the Board replace the independent auditor.

         o Recommend to the Board on an annual basis the fees to be paid to the independent auditor.

         o Require that the independent auditor provide the Audit Committee with periodic reports regarding the auditor's independence, which reports shall include but not be limited to a formal written statement setting forth all relationships between the independent auditor and the Company or any of its officers or directors. The Audit Committee shall discuss such reports with the independent auditor, and if necessary in the judgment of the Audit Committee, the committee shall recommend that the Board take appropriate action to ensure the independence of the auditor or replace the auditor.

         E.       MATTERS RELATING TO THE INDEPENDENCE OF THE AUDIT COMMITTEE

         o Periodically review the independence of each member of the Audit Committee and promptly bring to the attention of management and the Board any relationships or other matters that may in any way compromise or adversely affect the independence of any member of the Audit Committee or any member's ability to assist the Audit Committee in fulfilling its responsibilities under this Charter, including any such relationship or other matter that may have caused or may in the future cause the Company to fail to comply with the requirements set forth in Rule 4310 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

         F.       GENERAL

         o The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.

         o Perform such other oversight functions as may be requested by the Board.

         o In performing its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and the independent auditor. The Audit Committee shall have the authority to retain special legal, accounting or other professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

         o Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

                                    EXHIBIT B

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           MONARCH DENTAL CORPORATION

         MONARCH DENTAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors has duly adopted a resolution in accordance with Section 242 of the DGCL (i) proposing that the Restated Certificate of Incorporation of the Corporation be amended, (ii) declaring such amendment to be advisable and in the best interests of the Corporation, and
(iii) directing that such amendment be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon. Pursuant to such resolution, the Restated Certificate of Incorporation shall be amended by inserting the following paragraph between the first and second paragraphs of
Article IV, Section 1 of the Restated Certificate of Incorporation:

         "As of 5 p.m., Dover, Delaware time, on the date on which this Certificate of Amendment of Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Time"), each SIX outstanding shares of common stock, par value $.01 per share (the "Existing Common Stock"), shall thereupon be reclassified and changed into ONE new share of common stock, par value $.01 per share (the "New Common Stock"). Upon such Effective Time, each holder of Existing Common Stock shall thereupon automatically be and become the holder of one share of New Common Stock for every six shares of Existing Common Stock then held by such holder, ignoring any fraction thereof. Upon such Effective Time, each certificate formerly representing a stated number of shares of Existing Common Stock shall thereupon be deemed for all corporate purposes to evidence ownership of the appropriate whole number of shares of New Common Stock. As soon as practicable after such Effective Time, stockholders as of the date of the reclassification will be notified thereof and, upon their delivery of their certificates for Existing Common Stock to the Corporation or its designated agent, will be sent stock certificates representing their shares of New Common Stock, rounded down to the nearest whole number, together with cash representing the fair value of such holder's fractional shares of New Common Stock. No script or fractional share certificates for New Common Stock will be issued in connection with this reverse stock split."

         SECOND: That thereafter, pursuant to the resolution of its Board of Directors certified to in the preceding paragraph, the proposed amendment as set forth in this Certificate of Amendment of Restated Certificate of Incorporation was submitted to the stockholders of the Corporation entitled to vote thereon in accordance with Section 222 of the DGCL by the Board of Directors and such amendment was duly adopted by the affirmative vote of the stockholders holding a majority of the outstanding shares of the Company's Common Stock in accordance with the provisions of Section 242 of the DGCL.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by W. Barger Tygart, its Chief Executive Officer and President, and attested by Lisa K. Peterson, its Chief Financial Officer and Secretary, this fifth day of April, 2001.




                                     MONARCH DENTAL CORPORATION


                                     By: /s/ W. BARGER TYGART
                                        --------------------------------
                                        W. Barger Tygart
                                        Chief Executive Officer and President


ATTEST:


By: /s/ LISA K. PETERSON
   -------------------------------------
   Lisa K. Peterson
   Chief Financial Officer and Secretary

                           MONARCH DENTAL CORPORATION
                       4201 SPRING VALLEY ROAD, SUITE 320
                              DALLAS, TEXAS 75244

                                     PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR
                THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 7, 2001

The undersigned hereby appoints W. Barger Tygart and Lisa K. Peterson and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of stock of Monarch Dental Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Monarch Dental Corporation to be held at the Crowne Plaza Hotel, Dallas, Texas on Thursday, June 7, 2001, at 1:30 p.m., local time, or at any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE AS A DIRECTOR AND FOR      Please mark     [X]
THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.                                       your votes as
                                                                                                   indicated in
                                                                                                   this example

1. ELECTION OF DIRECTOR (except as indicated to the contrary below).                2. AMENDMENT TO THE COMPANY'S CERTIFICATE
                                                                                    OF INCORPORATION TO EFFECTUATE A ONE-FOR-SIX
                                                                                    REVERSE STOCK SPLIT.

     FOR nominee           WITHHOLD        Nominee: John E. Maupin, Jr., D.D.S.                FOR    AGAINST  ABSTAIN
 listed to the right       AUTHORITY                                                           [ ]      [ ]      [ ]
  (except as marked   to vote for nominee
   to the contrary)   listed to the right  --------------------------------------
                                           For the nominee except as noted above.
          [ ]                   [ ]

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER              PLAN TO ATTEND MEETING   [ ]
BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR
POSTPONEMENTS THEREOF.

                                                                                    THIS PROXY WILL BE VOTED AS DIRECTED HEREON, OR
                                                                                    IF RETURNED EXECUTED WITH NO DIRECTION GIVEN,
                                                                                    WILL BE VOTED FOR THE ELECTION OF THE NOMINEE
                                                                                    AS A DIRECTOR AND FOR THE AMENDMENT TO THE
                                                                                    COMPANY'S CERTIFICATE OF INCORPORATION.

                                                                                    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE
                                                                                    ENCLOSED ENVELOPE.

                                                                                    THE PROXY SHOULD BE SIGNED EXACTLY AS NAME
                                                                                    APPEARS HEREON.

                                                                                    EXECUTORS, ADMINISTRATORS, TRUSTEES, ATTORNEYS,
                                                                                    ETC., SHOULD GIVE FULL TITLE AS SUCH. IF THE
                                                                                    SIGNER IS A CORPORATION OR PARTNERSHIP, PLEASE
                                                                                    SIGN FULL CORPORATE OR PARTNERSHIP NAME BY DULY
                                                                                    AUTHORIZED OFFICER.


SIGNATURE                                               SIGNATURE                                              DATE
          ------------------------------------------              -----------------------------------------         ---------------

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     o FOLD AND DETACH HERE o